SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2003

BSQUARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

WASHINGTON	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 139th Avenue SE, Suite 500
Bellevue, Washington 98005
(425) 519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

ITEM 5. OTHER EVENTS.

     On November 20, 2003, BSQUARE Corporation (the “Company”) established a Strategic Planning Committee of the Board of Directors. The Strategic Planning Committee has been charged with broad responsibility for evaluating and reviewing all issues concerning the most advantageous way to finance the manufacturing, inventory and distribution expenses associated with the Company’s Power Handheld device while maximizing value for the Company and its shareholders. The financing alternatives include, but are not limited to, obtaining third-party debt or equity funding.

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. By their nature, all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION
Date: November 24, 2003	By:	/s/ Brian T. Crowley

Brian T. Crowley
President and Chief Executive Officer
(Principal Executive Officer)